Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   May 21, 2004

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-109802

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus Supplement and Prospectus supplement dated November 26, 2003 relating to Merrill Lynch & Co., Inc. CoreNotes(SM) to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

Merrill Lynch & Co., Inc.                                         Filed under Rule 424 (b)(3), Registration Statement No. 333-109802
$34,218,265,000                                                   Filed under Rule 424 (b)(3), Registration Statement No. 333-109802
Merrill Lynch CoreNotesSM                               (To Prospectus Supplement and Prospectus supplement dated November 26, 2003)
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    CUSIP       Aggregate        Price to     Purchasing          Interest Rate   Interest Payment    Stated Maturity     Survivor's
    Number   Principal Amount   Public(1)   Agent's Discount(1)     Per Annum        Frequency             Date             Option
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  5901M0EF2     $3,595,000        100.0%        1.2000%               4.45%           Monthly            5/10/2011            Yes


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                                Trade Date: Wednesday May 5, 2004                                                Merrill Lynch & Co.
Merrill Lynch & Co., Inc.       Issue Date: Monday May 10, 2004                                                     Purchasing Agent
4 World Financial Center        Minimum Denominations/Increments: $1,000/$1,000                                  Acting as Principal
New York, NY 10080              Original Issue Discount: No
                                All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
                                Merrill Lynch DTC Participant Number:  161

                               (1) Expressed as a percentage of the aggregate principal amount.
                                   "CoreNotes" is a service mark of Merrill Lynch & Co., Inc.
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